UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2013

RJD Green, Inc.

(Exact name of registrant as specified in its charter)
Commission File Number 333-170312

Nevada	27-1065441
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4 Robert Speck Parkway, Suite 1500, Mississauga, Ontario, Canada	L4Z 1S1
(Address of Principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code):  (647) 244-7378

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On May 21, 2013, the registrant entered into a definitive agreement with the shareholders of Silex Holdings, Inc.  Pursuant to the agreement, the registrant shall purchase all of the outstanding securities of Silex Holdings, Inc. in exchange for 375,390,000 common shares of the registrant.  Silex Holdings, Inc. shall be a wholly owned subsidiary of the registrant.

Silex Holdings Inc. (www.silexholdingsinc.com) was formed for the purpose of acquiring and managing high growth assets and business enterprise with a primary focus in oil & gas property development and green environmental services.

Silex Holdings has three divisions:

Energy – the first projects are the redevelopment of proven properties that offer additional shallow well exploration, and Silex Holdings is in discussions with service and manufacturing entities that service the industry, for an additional merger in 2013.  A proprietary waste oil recovery process has been procured and the first plant will be installed this year.

Environmental Services – In 2013, Silex Holdings will launch a proven, patented technology for commercial meat farms that eliminates animal waste returning usable ground water to the farm, and we have launched a green industrial coatings service that offers both structural integrity and elongated life usage. Silex Holdings is in discussions for another service acquisition in 2013, and has acquired a proprietary water treatment process that offers savings for industrial / municipal water storage facilities.

 Silex Interiors – is a manufacturer, distributor, and installation service for specialty building materials for kitchen and bath needs for residential and commercial contractors, as well as direct sales to the retail in multiple regional locations.  Silex Holdings’ management team has recently completed the restructure of this company.  The company is being structured for franchising to launch in late 2014.

In conjunction with the acquisition of Silex Holdings, the sole officer, Zahoor Ahmad has agreed to resign his position as the sole officer and has agreed to remain on the Board of Directors for not more than Sixty (60) days.    Additionally, at Closing, Mr. Ahmad has agreed to retire 375,390,000 common shares of the registrant held by him.

The registrant has agreed not to reverse its common shares for a period of six months from the date of Closing.

ITEM 9.01 Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired.

To be filed by amendment

(b)   Pro forma financial information.

To be filed by amendment

(c)  Shell company transactions.

Not applicable

(d) Exhibits

(10)  Stock Purchase Agreement dated May 21, 2013 by and between the registrant, Ronald Brewer, as agent and attorney-in-fact for Sellers and Zahoor Ahmad, individually.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RJD Green, Inc.

May 22, 2013

By:      /s/ Zahoor Ahmad

Zahoor Ahmad

Chief Executive Officer